Exhibit 99.1

F O R    I M M E D I A T E    R E L E A S E

May 5, 2005
For more information contact:
Ray Braun - (419) 247-2800
Mike Crabtree - (419) 247-2800
Scott Estes - (419) 247-2800

Health Care REIT, Inc.
Reports First Quarter Results

Toledo, Ohio, May 5, 2005........Health Care REIT, Inc. (NYSE/HCN) announced today operating results for its first quarter ended March 31, 2005.

“Our investment activity and operating results were substantially as anticipated,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “ We had strong recurring FAD growth and significant portfolio payment coverage improvement over the previous year. After three excellent years for investing, we were cautious about investment prospects for 2005 given aggressive valuations, especially in the high end assisted living sector. As we continue to diligently pursue quality investments, we will maintain our underwriting and asset management discipline. The liquidity in the long-term care sector should also permit us to further strengthen our portfolio by repositioning our capital with the best assets and operators.”

As previously announced, the Board of Directors declared a dividend for the quarter ended March 31, 2005 of $0.62 per share as compared to $0.60 per share for the same period in 2004. The dividend represents the 136th consecutive dividend payment. The dividend will be payable May 20, 2005 to stockholders of record on April 29, 2005.

Summary of First Quarter Results
(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004
Revenues	$68,379	$59,645
Net Income Available to Common Stockholders	$17,803	$18,655
Funds From Operations	$38,309	$35,789
Funds Available for Distribution	$35,454	$29,125
Net Income Per Diluted Share	$0.33	$0.36
FFO Per Diluted Share	$0.72	$0.70
FAD Per Diluted Share	$0.66	$0.57
Dividend Per Share	$0.60	$0.585
FFO Payout Ratio	83%	84%
FAD Payout Ratio	91%	103%

The company had a total outstanding debt balance of $1.2 billion at March 31, 2005, as compared with $1.0 billion at March 31, 2004, and stockholders’ equity of $1.3 billion. At March 31, 2005, the company’s debt to total book capitalization ratio was 48 percent and the debt to total market capitalization was 38 percent.

IQ05 Earnings Release	May 5, 2005

For the three months ended March 31, 2005, the company’s coverage ratio of EBITDA to interest was 3.26 to 1.00 and the coverage ratio of EBITDA to fixed charges was 2.56 to 1.00.

Straight-line Rent. The company recorded $2.9 million of straight-line rent for the three months ended March 31, 2005. Straight-line rent is net of $852,000 in cash payments outside normal monthly rental payments for the three month period.

Outlook for 2005. The company affirms its 2005 guidance and expects to report net income available to common stockholders in the range of $1.39 to $1.47 per diluted share and FFO in the range of $2.90 to $2.98 per diluted share. The guidance assumes net new investments of $200 million with leases that will not require rents to be straight-lined. The company continues to anticipate that general and administrative expenses will total between $17.5 million and $18.5 million for the full year 2005. The company now expects to record straight-line rent of approximately $13 million for the full year 2005, before any additional cash payments outside normal monthly rental payments, and expects to report FAD in the range of $2.66 to $2.74 per diluted share.

The company’s guidance does not account for any impairments or unanticipated additions to the loan loss reserve. Additionally, the company plans to manage itself to maintain investment grade status with a capital structure consistent with its current profile. Please see Exhibit 15 for a reconciliation of the outlook for net income to FFO and FAD.

Supplemental Reporting Measures. The company believes that net income, as defined by accounting principles generally accepted in the United States (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the non-cash straight-line rental adjustments.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, the company excludes the non-cash provision for loan losses. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio which represents EBITDA divided by interest expense.

FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO and FAD are internal evaluation metrics utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 13, 14 and 16 for reconciliations of FAD, FFO and EBITDA to net income.

IQ05 Earnings Release	May 5, 2005

Conference Call Information. The company has scheduled a conference call on May 6, 2005, at 9:00 a.m. Eastern time to discuss its first quarter results, industry trends, portfolio performance and outlook for 2005. To participate on the webcast, log on to www.hcreit.com or www.fulldisclosure.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests primarily in skilled nursing and assisted living facilities. At March 31, 2005, the company had investments in 398 facilities in 35 states with 51 operators and had total assets of approximately $2.6 billion. The portfolio included 237 assisted living facilities, 153 skilled nursing facilities and eight specialty care hospitals. More information is available on the Internet at www.hcreit.com.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the performance of its operators and properties; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; changes in federal, state and local legislation; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; inaccuracies in any of the company’s assumptions; and changes in rules or practices governing the company’s financial reporting. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL SCHEDULES FOLLOW

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HEALTH CARE REIT, INC.
Financial Supplement

IQ05 Earnings Release	May 5, 2005

CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)

	March 31
	2005	2004
Assets
Real estate investments:
Real property owned
Land	$210,014	$174,888
Buildings & improvements	2,217,871	1,786,296
Construction in progress	26,699	17,924

	2,454,584	1,979,108
Less accumulated depreciation	(236,950)	(169,574)

Total real property owned	2,217,634	1,809,534

Loans receivable
Real property loans	218,202	218,434
Subdebt investments	23,308	45,173

	241,510	263,607
Less allowance for losses on loans receivable	(5,561)	(8,125)

	235,949	255,482

Net real estate investments	2,453,583	2,065,016

Other assets:
Equity investments	3,298	3,298
Deferred loan expenses	6,419	9,554
Cash and cash equivalents	17,429	47,063
Receivables and other assets	79,633	61,390

	106,779	121,305

Total assets	$2,560,362	$2,186,321

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$163,500	$0
Senior unsecured notes	875,000	865,000
Secured debt	169,506	147,616
Accrued expenses and other liabilities	17,951	13,342

Total liabilities	1,225,957	1,025,958

Stockholders’ equity:
Preferred stock	283,751	119,631
Common stock	53,314	51,051
Capital in excess of par value	1,152,670	1,091,896
Treasury stock	(1,766)	(850)
Cumulative net income	769,056	681,371
Cumulative dividends	(922,241)	(781,046)
Accumulated other comprehensive income	1	1
Other equity	(380)	(1,691)

Total stockholders’ equity	1,334,405	1,160,363

Total liabilities and stockholders’ equity	$2,560,362	$2,186,321

IQ05 Earnings Release	May 5, 2005

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31
	2005	2004
Revenues:
Rental income	$61,974	$53,219
Interest income	4,983	5,713
Transaction fees and other income	1,422	713

Gross revenues	68,379	59,645

Expenses:
Interest expense	19,601	18,148
Provision for depreciation	20,298	16,534
General and administrative	4,017	3,159
Loan expense	863	891
Provision for loan losses	300	300

Total expenses	45,079	39,032

Income from continuing operations	23,300	20,613

Discontinued operations:
Gain (loss) on sales of properties	(110)	0
Income (loss) from discontinued operations, net	49	312

	(61)	312

Net income	23,239	20,925

Preferred dividends	5,436	2,270

Net income available to common stockholders	$17,803	$18,655

Average number of common shares outstanding:
Basic	52,963	50,580
Diluted	53,454	51,358

Net income available to common stockholders per share:
Basic	$0.34	$0.37
Diluted	0.33	0.36

Dividends per share	$0.60	$0.585

IQ05 Earnings Release	May 5, 2005

HEALTH CARE REIT, INC.
Financial Supplement – March 31, 2005

Portfolio Composition ($000’s)	Exhibit 1

	# Properties	# Beds/Units	Balance	% Balance

Balance Sheet Data
Real Property	376	35,322	$2,217,634	90%
Loans Receivable (1)	22	2,651	218,202	9%
Subdebt Investments	0	0	23,308	1%

Total Investments	398	37,973	$2,459,144	100%

	# Properties	# Beds/Units	Investment (2)	% Investment

Investment Data
Assisted Living Facilities	237	15,936	$1,346,442	55%
Skilled Nursing Facilities	153	20,926	961,013	39%
Specialty Care Facilities	8	1,111	157,334	6%

Real Estate Investments	398	37,973	$2,464,789	100%

Notes:	(1) Includes $35,862,000 of loans on non-accrual.

(2) Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,459,144,000 and $5,645,000, respectively.

Revenue Composition ($000’s)	Exhibit 2

	Three Months Ended
	March 31, 2005
Revenue by Investment Type (1)
Real Property	$63,431	93%
Loans Receivable	4,220	6%
Subdebt Investments	919	1%

Total	$68,570	100%

Revenue by Facility Type (1)
Assisted Living Facilities	$36,130	53%
Skilled Nursing Facilities	27,953	41%
Specialty Care Facilities	4,487	6%

Total	$68,570	100%

Notes:	(1) Revenues include gross revenues and revenues from discontinued operations.

IQ05 Earnings Release	May 5, 2005

Operator Concentration ($000’s)	Exhibit 3

	# Properties	Investment	% Investment

Concentration by Investment
Emeritus Corporation	49	$360,610	15%
Southern Assisted Living, Inc.	43	199,764	8%
Commonwealth Communities Management LLC	13	196,496	8%
Delta Health Group, Inc.	25	176,930	7%
Home Quality Management, Inc.	32	175,328	7%
Remaining operators (46)	236	1,355,661	55%

Total	398	$2,464,789	100%

Geographic Concentration ($000’s)	Exhibit 4

	# Properties	Investment	% Investment
Concentration by Region
South	244	$1,294,862	53%
Northeast	60	520,670	21%
West	49	306,018	12%
Midwest	45	343,239	14%

Total	398	$2,464,789	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	59	$371,570	15%
Massachusetts	36	359,116	15%
North Carolina	42	196,018	8%
Ohio	17	157,748	6%
Tennessee	27	141,403	6%
Remaining States (30)	217	1,238,934	50%

Total	398	$2,464,789	100%

1Q05 Earnings Release	May 5, 2005

Committed Investment Balances	Exhibit 5
($000’s except Investment per Bed/Unit)

			Committed	Investment
	# Properties	# Beds/Units	Balance (1)	per Bed/Unit

Assisted Living Facilities	237	15,936	$1,351,469	$84,806
Skilled Nursing Facilities	153	20,926	961,013	45,924
Specialty Care Facilities	8	1,111	157,334	141,615

Total	398	37,973	$2,469,816	-na-

Notes:	(1) Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 6

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Assisted Living Facilities	88%	85%	0%	15%	1.47x	1.25x
Skilled Nursing Facilities	87%	16%	14%	70%	2.15x	1.64x
Specialty Care Facilities	61%	23%	42%	35%	3.00x	2.37x

Weighted Averages					1.84x	1.48x

Notes: Data as of December 31, 2004.

Credit Support ($000’s)	Exhibit 7

	Balance	% Investment

Cross Defaulted	$2,373,797	97% of gross real estate investments
Cross Collateralized	187,332	86% of real property loans receivable
Master Leases	1,867,554	84% of real property owned

Current Capitalization ($000’s except share price)
	Balance	% Balance	Leverage & Performance Ratios

Borrowings Under Bank Lines	$163,500	7%	Debt/Total Book Cap	48%
Long-Term Debt Obligations	1,044,506	41%
Stockholders’ Equity	1,334,405	52%	Debt/Total Market Cap	38%

Total Book Capitalization	$2,542,411	100%
			Interest Coverage	3.26x 1st Qtr.
Common Shares Outstanding (000’s)	53,434
Period-End Share Price	$32.00

Common Stock Market Value	$1,709,888	53%	Fixed Charge Coverage	2.56x 1st Qtr.
Preferred Stock	283,751	9%
Borrowings Under Bank Lines	163,500	5%
Long-Term Debt Obligations	1,044,506	33%

Total Market Capitalization	$3,201,645	100%

1Q05 Earnings Release	May 5, 2005

Revenue Maturities ($000’s)	Exhibit 8

Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total

2005	$0	$345	$345	0%
2006	0	1,928	1,928	1%
2007	0	1,452	1,452	1%
2008	0	3,463	3,463	1%
2009	6,355	2,033	8,388	3%
Thereafter	245,380	9,644	255,024	94%

Total	$251,735	$18,865	$270,600	100%

Notes:	(1) Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 9

Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt	Total

2005	$30,000	$0	$2,370	$32,370
2006	310,000	50,000	3,292	363,292
2007	0	175,000	15,283	190,283
2008	0	100,000	10,527	110,527
2009	0	0	34,067	34,067
2010	0	0	8,900	8,900
2011	0	0	20,666	20,666
Thereafter	0	550,000	74,401	624,401

Total	$340,000	$875,000	$169,506	$1,384,506

Notes:	(1) Reflected at 100% capacity.

(2) Amounts above do not reflect issuances, redemptions and tender offers completed in the second quarter of 2005.

1Q05 Earnings Release	May 5, 2005

Investment Activity ($000’s)	Exhibit 10

	Three Months Ended
	March 31, 2005
Funding by Investment Type
Real Property	$50,986	80%
Loans Receivable	12,520	20%
Subdebt Investments

Total	$63,506	100%

Funding by Facility Type
Assisted Living Facilities	$49,841	78%
Skilled Nursing Facilities	5,132	8%
Specialty Care Facilities	8,533	14%

Total	$63,506	100%

Disposition Activity ($000’s)	Exhibit 11

	Three Months Ended
	March 31, 2005
Dispositions by Investment Type
Real Property	$9,298	32%
Loans Receivable		0%
Subdebt Investments	19,467	68%

Total	$28,765	100%

Dispositions by Facility Type
Assisted Living Facilities	$27,786	97%
Skilled Nursing Facilities		0%
Specialty Care Facilities	979	3%

Total	$28,765	100%

Discontinued Operations ($000’s)	Exhibit 12

	Three Months Ended
	March 31
	2005	2004
Revenues
Rental income	$191	$1,316

Expenses
Interest expense	44	404
Provision for depreciation	98	600

Income (loss) from discontinued operations, net	$49	$312

1Q05 Earnings Release	May 5, 2005

Funds Available For Distribution Reconciliation	Exhibit 13
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31
	2005	2004
Net income available to common stockholders	$17,803	$18,655
Provision for depreciation (1)	20,396	17,134
Loss (gain) on sales of properties	110	0
Rental income in excess of cash received	(2,855)	(6,664)

Funds available for distribution	35,454	29,125
Non-recurring rental cash payments	(852)	(601)

Funds available for distribution - recurring	$34,602	$28,524

Average common shares outstanding:
Basic	52,963	50,580
Diluted	53,454	51,358

Per share data:
Net income available to common stockholders
Basic	$0.34	$0.37
Diluted	0.33	0.36

Funds available for distribution
Basic	$0.67	$0.58
Diluted	0.66	0.57

Funds available for distribution - recurring
Basic	$0.65	$0.56
Diluted	0.65	0.56

FAD Payout Ratio
Dividends per share	$0.60	$0.585
FAD per diluted share	$0.66	$0.57

FAD payout ratio	91%	103%

FAD Payout Ratio - Recurring
Dividends per share	$0.60	$0.585
FAD per diluted share - recurring	$0.65	$0.56

FAD payout ratio - recurring	92%	104%

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.

1Q05 Earnings Release	May 5, 2005

Exhibit 14

Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31
	2005	2004
Net income available to common stockholders	$17,803	$18,655
Provision for depreciation (1)	20,396	17,134
Loss (gain) on sales of properties	110	0

Funds from operations	$38,309	$35,789

Average common shares outstanding:
Basic	52,963	50,580
Diluted	53,454	51,358

Per share data:
Net income available to common stockholders
Basic	$0.34	$0.37
Diluted	0.33	0.36

Funds from operations
Basic	$0.72	$0.71
Diluted	0.72	0.70

FFO Payout Ratio
Dividends per share	$0.60	$0.585
FFO per diluted share	$0.72	$0.70

FFO payout ratio	83%	84%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

1Q05 Earnings Release	May 5, 2005

Exhibit 15

Outlook Reconciliations
(Amounts in 000’s except per share data)

	Year Ended
	December 31, 2005
	Low	High
Net income available to common stockholders	$76,390	$80,790
Loss (gain) on sales of properties	110	110
Provision for depreciation (1)	83,000	83,000

Funds from operations	159,500	163,900
Rental income in excess of cash received	(13,000)	(13,000)

Funds available for distribution	$146,500	$150,900

Average common shares outstanding (diluted)	55,000	55,000

Per share data (diluted):
Net income available to common stockholders	$1.39	$1.47
Funds from operations	2.90	2.98
Funds available for distribution	2.66	2.74

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

1Q05 Earnings Release	May 5, 2005

Exhibit 16

EBITDA Reconciliation ($000’s)

	Three Months Ended
	March 31
	2005	2004
Net income	$23,239	$20,925
Provision for depreciation (1)	20,396	17,134
Interest expense (1)	19,645	18,552
Capitalized interest	265	137
Amortization (2)	1,042	1,118
Provision for loan losses	300	300

EBITDA	$64,887	$58,166

Interest Coverage Ratio
Interest expense (1)	$19,645	$18,552
Capitalized interest	265	137

Total interest	19,910	18,689
EBITDA	$64,887	$58,166

Interest coverage ratio	3.26x	3.11x

Fixed Charge Coverage Ratio
Total interest (1)	$19,910	$18,689
Preferred dividends	5,436	2,270

Total fixed charges	25,346	20,959
EBITDA	$64,887	$58,166

Fixed charge coverage ratio	2.56x	2.78x

Notes:	(1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.
	(2)	Amortization includes amortization of deferred loan expenses, restricted stock and stock options.